SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2002

Commission File Number  000-32983

CBRE HOLDING, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	94-3391143
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

355 S. Grand Avenue, Suite 3100, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 613-3226
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

This Current Report on Form 8-K is filed by CBRE Holding, Inc., a Delaware corporation (the “Company”), in connection with the matters described herin.

Item 4.  Changes in Registrant’s Certifying Accountant.

The Company has elected to engage the services of Deloitte & Touche LLP as its new independent auditors replacing Arthur Andersen LLP (“Andersen”).  The client-auditor relationship between the Company and Andersen ceased on April 23, 2002 as noted in the Company’s 8-K filed on April 25, 2002.

The hiring of Deloitte & Touche became effective on June 10, 2002 following the Company’s decision to seek proposals from independent auditors to audit the financial statements of the Company, and was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.  Deloitte and Touche will audit the financial statements for the fiscal year ending December 31, 2002.

During the two most recent fiscal years of the Company and CB Richard Ellis Services, Inc., its predecessor company, and the interim period through June 10, 2002, neither the Company nor its predecessor consulted with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a) (2)(i) and (ii) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2002	CBRE HOLDING, INC.

	By:	/s/ Kenneth J. Kay
Kenneth J. Kay
Chief Financial Officer